                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of report (Date of earliest event reported)   March 16, 1999
                                                         ______________


                              GLOBAL CROSSING LTD.
            ________________________________________________________
               (Exact Name of Registrant as Specified in Charter)


          Bermuda                      000-24565                 98-0189783
____________________________          ___________            ___________________
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)


              Wessex House, 45 Reid Street, Hamilton HM12 Bermuda
________________________________________________________________________________
(Address of Principal Executive Offices)                              (Zip Code)


      Registrant's telephone number, including area code   (441) 296-8600
                                                           ______________


                                NOT APPLICABLE
________________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================
Item 5.   Other Events.

     On March 16, 1999, Global Crossing Ltd., a Bermuda company ("Global Crossing"), Frontier Corporation, a New York corporation ("Frontier"), and GCF Acquisition Corp., a New York corporation and a wholly owned subsidiary of Global Crossing ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub with and into Frontier, resulting in Frontier becoming a wholly owned subsidiary of Global Crossing. A copy of the Merger Agreement is attached hereto as Exhibit 2 and is incorporated herein by reference.

     A copy of the Global Crossing and Frontier joint press release, dated March 17, 1999, and the Global Crossing and Frontier joint analyst presentation, dated March 17, 1999 (the "Analyst Presentation"), are attached hereto as Exhibits
99.1 and 99.2, respectively, and are incorporated herein by reference.

     In connection with the execution of the Merger Agreement, Global Crossing and Frontier entered into a Stock Option Agreement, dated March 16, 1999 (the "Stock Option Agreement"), pursuant to which Frontier granted to Global Crossing an option to purchase up to 34,291,944 shares of Frontier Common Stock at a price of $62.00 per share, exercisable only upon the occurrence of certain events. The Stock Option Agreement provides (a) Global Crossing with the right, in certain circumstances, to require Frontier to repurchase the option and any shares acquired by the exercise of the option and (b) Frontier with the right, in certain circumstances, to repurchase the option and any shares acquired by the exercise of the option. A copy of the Stock Option Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     In connection with the execution of the Merger Agreement, Frontier, certain shareholders (the "Shareholders") of Global Crossing who are the beneficial or record owners of 319,063,570 shares of Global Crossing Common Stock and, for certain purposes, Global Crossing entered into a Voting Agreement, dated March 16, 1999 (the "Voting Agreement"), pursuant to which, among other things, the Shareholders have agreed to vote their shares of Global Crossing Common Stock to approve the Share Issuance, the Global Charter Amendment and, if applicable, the Alternative Merger (each, as defined in the Merger Agreement). The 319,063,570 shares represent approximately 72% of the voting power of Global Crossing Common Stock.

     The foregoing descriptions of the Merger Agreement, the Stock Option Agreement, the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Stock Option Agreement and the Voting Agreement.

     Statements made in the Analyst Presentation that state the intentions, beliefs, expectations or predictions of Global Crossing, Frontier or their respective managements for the future are forward-looking statements. It is important to note that both Global Crossing's and Frontier's actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the filings of each of Global Crossing and Frontier with the U.S. Securities and Exchange Commission (the "SEC"). Copies of these filings may be obtained by contacting Global Crossing or Frontier, as applicable, or the SEC.


Item 7. Exhibits.

        The following exhibits are filed as part of this Current Report on Form 8-K:

 Exhibit Number                                Exhibit
----------------                               -------

     2 Agreement and Plan of Merger, dated March 16, 1999, among Global Crossing Ltd., Frontier Corporation and GCF Acquisition Corp.

    10.1 Stock Option Agreement, dated March 16, 1999, between Frontier Corporation and Global Crossing Ltd.

    10.2 Voting Agreement, dated March 16, 1999, among certain shareholders of Global Crossing Ltd. parties thereto, Frontier Corporation and, for certain purposes only, Global Crossing Ltd.

    99.1 Joint Press Release of Global Crossing and Frontier, dated March 17, 1999

    99.2 Joint Analyst Presentation of Global Crossing and Frontier, dated March 17, 1999

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GLOBAL CROSSING LTD.
                                         (Registrant)

                                    /s/  Dan J. Cohrs
                                    ____________________________
                                    Dan J. Cohrs
                                    Senior Vice President and
                                    Chief Financial Officer

Date:  March 18, 1999

                                 EXHIBIT INDEX



Exhibit No.                             Description
-----------                             -----------

    2 Agreement and Plan of Merger, dated March 16, 1999, among Global Crossing Ltd., Frontier Corporation and GCF Acquisition Corp.

   10.1 Stock Option Agreement, dated March 16, 1999, between Global Crossing Ltd. and Frontier Corporation

   10.2 Voting Agreement, dated March 16, 1999, among certain shareholders of Global Crossing Ltd. parties thereto, Frontier Corporation and, for certain purposes, Global Crossing Ltd.

   99.1 Joint Press Release of Global Crossing and Frontier, dated March 17, 1999.

   99.2 Joint Analyst Presentation of Global Crossing and Frontier, dated March 17, 1999